UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 3, 2015

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

------------------------------------------------------------------------------------------------------------------

(Exact name of registrant as specified in its charter)

California         333-04028LA                             26-3959348

-------------------------------------------------------------------------------------------------------------------

(State of Incorporation)                (Commission File Number)              (IRS Employer Identification No.)

915 West Imperial Highway  Suite 120, Brea, CA         92821

-------------------------------------------------------------------------------------------------------------------

(Address of Principal Executive Offices)                                                          (Zip Code)

Registrant’s telephone number, including area code: (714) 671-5720

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 3, 2015, Ministry Partners Investment Company, LLC (the “Company”) received written notice from the National Credit Union Administration Board as Liquidating Agent of Members United Corporate Federal Credit Union and Western Corporate Federal Credit Union (“Lender”) confirming that an Amendment to Loan and Security Agreement had been entered into with Lender for its two primary credit facilities.  On November 4, 2011, the Company and Lender entered into a $87.3 million credit facility refinancing transaction which amended and restated the original $100 million credit line the Company entered into with Members United, a federally chartered credit union located in Warrenville, Illinois (“Members United”).  On that same date, the Company entered into a $23.5 million credit facility which amended and restated its original credit facility entered into with Western Corporate Federal Credit Union, a federally chartered credit union (“WesCorp”).  Both Members United and WesCorp have been closed by the NCUA and are in liquidation.

With the adoption of Amendment to the Loan and Security Agreement Facility for each of the Members United and WesCorp credit facilities, the Company will be able to more effectively manage its mortgage loan investments, reduce the amount of excess collateral it will be required to maintain with Lender, generate cash proceeds from the sale of certain loans and use the proceeds from such sales to invest in new loans for which the Company can sell loan participations on a servicing retained basis.

Under the Amendment to Loan and Security Agreement for each of the Company’s primary credit facilities, the following changes were made:

Members United and WesCorp Credit Facilities
	Previous	Amended Facility
Minimum collateralization ratio and minimum combined collateralization ratio	128% on the Members United facility and 150% on the Wescorp facility	110% on each facility and 120% combined portfolio
Loan to value ratio at time loan is pledged. Combined loan to value which does not cause combined weighted average loan portfolio ratio to exceed a specified amount	80% No requirement	80% 70%
Debt service coverage ratio at time loan is pledged. Combined weighted average portfolio debt service coverage ratio to meet a minimum specified amount.	110% No requirement	110% 110% on each facility and 115% on combined portfolio
Permit cash collateral substitution	Not available	Yes, at 1:1 ratio
Maximum weighted average risk rating of notes held as collateral	No requirement	3.0 on each facility and 2.85 on combined portfolio

If Company receives proceeds from the sale of a collateral loan, it will be required to prepay note in amount sufficient to meet minimum collateralization ratio and combined minimum collateralization ratio

	Company must meet the minimum collateralization ratio for each facility	Company must meet the minimum collateralization ratio requirement and combined minimum collateralization ratio requirement

Ability to substitute Collateral	Ability to substitute mortgage collateral	Ability to substitute cash in addition to mortgage collateral
Credit Manager’s Report	No requirement	On a quarterly basis, the Company must deliver a credit manager’s report

With the adoption of these amendments, the Company will be able to (i) substitute cash as collateral for a mortgage loan as pledged collateral, thereby enabling the Company to more quickly fund new loans and loan participations rather than waiting until a substitute loan can be pledged as collateral; and (ii) reduce the minimum loan collateralization ratio that the Company will be required to maintain with Lender under each of its credit facilities.  Based upon the outstanding principal amount of our credit facilities with the Lender, we expect that approximately $8.6 million in loans will be released to the Company under the terms of amendments entered into with the Lender.

The foregoing description of these credit facilities is subject to, and qualified in its entirety by reference to, the full text of the respective Amendment to Loan and Security Agreement pertaining to the Members United credit facility,  and the Amendment to Loan and Security Agreement pertaining to the WesCorp credit facility, each of which are filed as an exhibit hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under "Item 1.01. Entry into a Material Definitive Agreement" of this Report is hereby incorporated by reference in this Item 2.03.

Exhibit Index

Exhibit 10.33

Amendment to Loan and Security Agreement by and between The National Credit Union Administration Board As Liquidating Agent of Members United Corporate Federal Credit Union and Ministry Partners Investment Company, LLC dated March 30, 2015.

Exhibit 10.34

Amendment to Loan and Security Agreement by and between The National Credit Union Administration Board As Liquidating Agent of Western Corporate Federal Credit Union and Ministry Partners Investment Company, LLC dated March 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINISTRY PARTNERS INVESTMENT

COMPANY, LLC

/s/ James H. Overholt

James H. Overholt

President